CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 10.17

[REDACTED VERSION]

[English Translation]

China Unicom Xingye Kemao Company

Mobile Telecommunications Smart Card

Purchase Agreement

Contract No. CUUIMC-2004WN001

September 2004

CONTRACT

Contract No. CUUIMC-2004WN001

Beijing, September 2004

Purchaser: China Unicom Xingye Kemao Company

Contact Address: Room 302, No. 8 Gongyuan Xijie,

Jiangguomen Neidajie, Dongchen District, Beijing, Postcode: 100005

Phone: 86-10-65274448

Fax: 86-10-65274448

Supplier: Beijing Watch Data System Co., Ltd.

Contract Address:18th Floor, Block B, Wangjing Mansion,

No. 9 Wangjing Zhonghuan Nanlu, Chaoyang District, Beijing, Postcode: 100102

Phone: 86-10-64722288

Fax: 86-10-64726134

Both parties agree that the Purchaser shall purchase from the Supplier the product listed below:

I.	PRODUCT AND PRICE

Item	Product Name and Standard	Quantity (Units)	Unit Price (RMB)	Total Price (RMB)
1	***	***	***	***
Total	***			***

The above price shall include all taxes and transportation and insurance costs and be for product to be delivered at destination designated by the Purchaser.

II.	PACKING

The packing shall be in durable wooden/cardboard boxes, suitable for long distance transportation, moisture-proof, shock-proof and damage-proof. The packing shall be in compliance with the China Unicom Xingye Mobile Telecommunications Smart Card Packing Standards. The Seller shall be responsible for any loss caused by deficient packing and any rust or damage caused by insufficient or improper packing.

III.	SHIPPING MARK

Each package shall be marked using permanent ink with item number, size, gross weight, net weight, “Keep Away from Moisture”, “Handle with Care”, “This Side Up” and other characters and the following mark:

“CUUIMC-2004WN001

  BEIJING, CHINA”

IV.	CONTRACT APPENDICES AND DELIVERY ARRANGEMENTS

The Purchaser and the Supplier shall execute a contract appendix prior to the delivery of each order and such appendix shall be an integral part of the contract. The Supplier shall deliver goods according to the schedule specified in the relevant appendix.

V.	POINT OF DELIVERY

China Unicom Xingye Kemao Company

Address: Beijing Anze Commercial Building, 1st Floor, Room 101,

No. 8 Gongyuan Xijie, Jianguomen Neidajie, Dongcheng District,

Beijing, Postcode: 100005

Receiver: Ning Jing

Phone: 65278877

Fax: 65278877

The Supplier shall deliver the goods at the warehouse designated by the Purchaser.

VI.	TRANSPORTATION AND INSURANCE

The Supplier shall be responsible for all costs and risks prior to the arrival of the goods at the warehouse designated by the Purchaser.

VII.	EXECUTION OF CONTRACT AND PAYMENT TERM

The Purchaser shall enter into relevant contracts based on the overall quantity awarded. Upon execution of a contract, the Purchaser will receive confirmation from the Supplier indicating the specifications of each delivery. Upon inspection and verification by the Purchaser, the Purchaser shall pay 100% of the contract price within 30 business days.

VIII.	DELIVERY NOTICE

The Supplier shall notify the Purchaser in writing one day prior to the arrival of the goods at the warehouse designated by the Purchaser. The notification shall include contract number, appendix number, product name, batch number, quantity, gross weight and expected time of arrival.

IX.	DELIVERY OF GOODS AND DATA; ACCEPTANCE

The Supplier shall make arrangement for delivery of goods and data in accordance with the relevant appendices of the contract.

On the date when the goods arrive at the designated warehouse, the Purchaser and the Supplier shall perform an inspection together to confirm quantity, packing and data. Upon completion of the inspection, representatives of both the Purchaser and the Supplier shall together handle the delivery of goods and data and sign a confirmation letter.

Upon the arrival of the goods at the designated warehouse and completion of delivery, risks shall shift to the Purchaser.

The time for delivery of goods and data shall be from 9:00 to 15:00 during business days.

The confirmation signed by the Purchaser’s representative shall not relieve the Supplier from its obligation to provide the correct quantity of goods and a quality warranty.

X.	TECHNICAL STANDARDS

Technical standards shall be provided in the relevant appendices.

XI.	QUALITY WARRANTY

The Supplier shall warrant that all the goods are new and unused and made of materials specified in the latest standards for mobile telecommunications smart cards and related products applicable at the time of delivery. The quality, specifications and functions shall comply with China Unicom’s latest standards for mobile telecommunications smart cards and related products applicable at the time of delivery. The warranty period shall be 18 months after the delivery.

XII.    PARTIES’ OBLIGATIONS

Supplier:

The Supplier shall produce smart cards required by the Purchaser in accordance with the technical standards provided in the appendices of the contract and deliver the goods in accordance with the relevant terms of the appendices. Upon request by the Purchaser, the Supplier shall provide necessary technical support. The Supplier shall pay relevant taxes (including, but not limited to, customs duty, VAT, etc.) in accordance with Chinese regulations.

Purchaser:

The Purchaser shall pay the purchase price on time and promptly provide to the Supplier relevant technical documents and data and graphics so as to enable the Supplier to produce smart cards in compliance with technical standards. The Purchaser shall promptly conduct an inspection of the goods at the time of delivery.

XIII.    RESOLUTION OF PROBLEMS AND COMPENSATION

(1) Late Delivery

In case of late delivery by the Supplier (other than delay caused by force majeure events provided in the contract below), the Supplier shall compensate the Purchaser for any loss caused to it by such delay. The amount of compensation may be deducted from the purchase proceeds. If the delay is within two days, the amount of compensation shall be 1% of the purchase proceeds. If the delay lasts three days or more, the amount of compensation shall be calculated on a daily basis being 1% of the purchase proceeds for each day’s delay. However, the total amount of compensation shall not exceed 10% of the purchase proceeds.

With respect to finished cards, the Supplier shall deliver to the Purchaser relevant data according to the schedule provided in the appendices of the contract. Any late delivery of data shall be handled in the same manner as late delivery of goods.

If the delivery is delayed for more than one week, the Purchaser shall have the right to cancel the order for the remaining portion of the goods under the same contract. In such case, the Supplier shall still have the obligation to pay the compensation as provided above.

Partial delivery of the same batch of goods shall not be permitted unless required by the Purchaser.

(2) Data Error

In case the data documents provided by the Supplier are inconsistent with the data in the cards, or the data documents are consistent with the data in the cards but the cards cannot function because the data are not correct, the Purchaser shall inform the Supplier in writing. The Supplier shall resolve the problem within 72 hours after its receipt of the Purchaser’s notice and pay 100% of the price of the relevant products as compensation. Any delay by the Supplier in providing correct cards and data documents shall be treated as delay in delivery and shall be handled in the same manner as late delivery.

(3) Card Quality

In case the cards cannot function due to quality problems (such as the chip’s physical functioning, the data structure, the material quality, etc.), the Purchaser shall inform the Supplier in writing. The Supplier shall resolve the problem within 48 hours after its receipt of the Purchaser’s notice and pay 150% of the value of the relevant products as compensation. In case more than 1000 cards in one delivery are dysfunctional, such batch shall be treated as a delayed delivery and shall be handled in the same manner as late delivery, besides the compensation for dysfunctional cards as provided above. The Supplier shall recall all dysfunctional cards and the Purchaser shall have the right to terminate the contract.

(4) Card Process

In case graphic prints have any error or ICCID numbers or bar codes are missing or illegible due to a problem relating to quality arising during the Supplier’s processing of the cards, the Purchaser shall inform the Supplier in writing. The Supplier shall resolve the problem within 72 hours after its receipt of the Purchaser’s notice.

(5) Card Shortage

In case the cards delivered by the Supplier are short of the quantity provided in the contract, the Purchaser shall inform the Supplier in writing. The Supplier shall resolve the problem within 72 hours after its receipt of the Purchaser’s notice and deliver the correct number of cards at the location designated by the Purchaser.

(6) Card Loss

In case card resources need to be reused due to loss or other reasons prior to the delivery of goods at the designated warehouse and the completion of acceptance procedures, the Supplier shall be responsible for all losses caused by data redundancy and other related reasons. The Supplier shall resolve the problem within 48 hours after its receipt of the Purchaser’s written notice, pay 150% of the value of the relevant products and compensate the Purchaser for all the losses so caused.

(7) Other Problems

Any cards that are not covered in the above provisions and are, however, not in compliance with Unicom’s technical specifications or relevant technical standards, shall be treated as defective cards regardless of whether they are usable or not. With respect to the defective cards, the Supplier shall resolve the problem within 72 hours after its receipt of the Purchaser’s notice and pay 150% of the value of the relevant products. The Purchaser shall have the right to terminate the contract.

(8) Responsibility for Costs

The Supplier shall be responsible for all costs incurred by the Purchaser in dealing with the problems described above (including, for instance, inspection cost, repair cost, freight, insurance premium, warehouse charge, packing cost, etc.). The Purchaser shall reserve the right to claim for losses caused by the above problems.

XIV.    FORCE MAJEURE

The Supplier shall not be responsible for any delay in or failure of delivery that is caused by any force majeure event (such as war, fire, flood, typhoon or earthquake). However, the Supplier shall not be relieved from its responsibility in case any force majeure event occurs after the Supplier has already delayed its performance of the contract. The Purchaser shall inform the Supplier of any force majeure event within 24 hours after its occurrence and within 14 days provide evidence issued by a government agency located in the location where such event occurs. At the same time, the Supplier shall make its best efforts to speed up production and make delivery. In case any force majeure event lasts more than two weeks, the Purchaser shall have the right to suspend its performance of relevant appendices of the contract.

XV.    ARBITRATION

Any disputes arising out of or relating to this contract shall be resolved through friendly consultation. If the parties fail to resolve any dispute through consultation, such dispute shall be subject to arbitration at the Beijing Arbitration Commission.

This contract is executed in two originals. The Purchaser and the Supplier shall each retain one original. This contract and its appendices shall have the same legal effect.

PURCHASER: CHINA UNICOM XINGYE KEMAO COMPANY

/Company Chop/

/Signature/

Date: September 15, 2004

SUPPLIER: BEIJING WATCH DATA SYSTEM CO., LTD.

/Company Chop/

/Signature/

Date: September 9, 2004

Appendix I. Products Acceptance Confirmation (Sample)

Products Acceptance Confirmation

Customer Name:	China Unicom Xingye Kemao Company	Supplier:

Customer Address:	Room 101, No. 8 Gongyuan Xijie, Jiangguomen Neidajie, Beijing	Expected date of arrival:

Delivery Address:	Room 101, No. 8 Gongyuan Xijie, Jiangguomen Neidajie, Beijing	Actual date of arrival:

Shipper’s Address:

Shipper:		Telephone:

Contract No./Appendix No.:		Total quantity of cards:

Product Name:		Product mixture (finished cards/blank cards)

Packing standard:	500 pieces/box	Number of Cartons:

Packing status:		If total number is correct:	Yes	No

Of which:	2500 per carton: cartons; 2000 per carton: cartons; 1500 per carton: cartons; 1000 per carton: cartons; 500 per carton: cartons

Note:

Shipper (signature)		Receiver (signature)

Appendix II. Data Acceptance Confirmation (Sample)

Data Acceptance Confirmation

Contract No./Appendix No.

Product mixture

Batches

Specifications

Expected date of arrival

Actual date of arrival

Quantity

Note:

Beijing Watch Data System Co., Ltd.	China Unicom Xingye Kemao Company

Data Delivering Party:	Data Accepting Party:

Time of Delivery:	Time of Acceptance:

Appendix III. Contract Appendix (Sample)

Contract Appendix (            )

(            )

The details of this shipment and terms of delivery are as follows:

1. Graphics and Printing: Use              graphics; four-color print on both sides; matt finish.

2.              card memory and grade:

3.              card technical standard:

SIM cards shall comply with:

ISO7816-1/2/3: SIM card specification standards;

GSM02.09: security standards;

GSM02.17: SIM card function specification;

GSM03.20: security-related network function;

GSM11.11: SIM card/mobile device connection specifications;

China Unicom SIM Card Technical Specification Phase 2+ GSM (Version 2.2)

SIM cards shall be 3V/5V compatible;

Materials for card base: PC/PVC or ABS;

SIM card type: small card;

R-UIM cards shall comply with:

China Unicom 800MHz CDMA Digital Cellular Mobile Telecommunications Network UIM Cards Technical Specification (Upgraded Version – Volume One)

China Unicom 800MHz CDMA Digital Cellular Mobile Telecommunications Network UIM Cards Technical Specification (Upgraded Version – Volume Two)

China Unicom R-UIM Card Technical Specification (Version 1.6)

China Unicom STK-UTK Standards

SIM cards shall be 3V/5V compatible;

Materials for card base: PC/PVC or ABS;

SIM card type: small card;

4. Data Documents: Data documents recorded in the Data Acceptance Confirmation shall be valid. Data documents delivered in electronic form shall be for reference only (applicable to contracts for finished cards).

5. Card Quantity and Accessories:

(a) Quantity:              pieces, using              graphics. Quantity for each city is specified in attached sheets. All cards shall be personalized (prepaid).

(b) The Supplier shall comply with the above specifications on time. Any delay by the Supplier shall be deemed a delay in the delivery of the products.

6. Delivery Date:

             pieces of cards shall be delivered to the warehouse designated by the Purchaser by the following date:             . And relevant data (in encrypted/unencrypted form) shall be submitted by the following date:             . Partial shipments are not allowed.

7. Packing and Shipping Marks:

Cards shall be packed in safe and reliable packages with moisture-proof, shock-proof and damage-proof features. For detailed packing requirements, please refer to China Unicom Telecommunications SIM Cards Packing and Transportation Standards.

8. This Appendix shall be an integral part of the Contract.